Exhibit 4.26

MEMORANDUM OF AGREEMENT	SALESFORM 2012

Norwegian Shipbrokers’ Association’s
Memorandum of Agreement for sale and purchase of ships

1	Dated: 16 July 2024
2
3	Nakaza Shipping Company Inc. of the Republic of the Marshall Islands guaranteed by Performance
4	Shipping Inc., of the Republic of the Marshall Islands, hereinafter called the “Sellers”, have agreed to sell, and
5
6	Kenzan Kaiun Co., Limited (99%) of Japan and Azalea Line, S.A. (1%) of the Republic of Panama,
7	guaranteed by Yano Kaiun Co., Ltd. of Japan, hereinafter called the “Buyers”, have agreed to buy:
8
9	Name of vessel: MT “P. MASSPORT” (New building LR2 Tanker “Hull H1515”)
10
11	IMO Number: 9997476
12
13	Classification Society:
14
15	Class Notation:
16
17	Year of Build: 2025
18
19	Builder/Yard: Shanghai Waigaoqiao Shipbuilding Company Limited, PRC.
20
21	Flag: Marshall Islands or Liberia or Malta to be mutually agreed, or Portugal if acceptable to the Buyers and its
22	financiers, or any other jurisdiction proposed by the Sellers and approved by the Buyers, such approval not to
23	be unreasonably denied or delayed.
24
25	Place of Registration:
26
27	GT/NT:
28
29	hereinafter called the “Vessel”, on the following terms and conditions:
30
31	This Agreement is subject to, and forms part of, a transaction involving the sale, purchase and the lease financing
32	of the Vessel, pursuant to the BBCP.
33
34	The Vessel is currently under construction under the Building Contract. The Sellers’ obligation to sell and deliver
35	the Vessel to the Buyers under this Agreement is conditional upon the delivery of the Vessel to the Sellers by the
36	Construction Seller pursuant to the terms of the Building Contract.
37
38	Definitions
39
40	“Banking Days” are days on which banks are open both in the country of the currency stipulated for the Purchase
41	Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 (Documentation) and New
42	York, London, Tokyo, Athens, and Shanghai.

43	“BBCP” means Bareboat Charter Party dated 16 July 2024 made between the Sellers as the Charterers and the
44	Buyers as the Owners together with any addenda thereto.
45
46	“Builder” means Shanghai Waigaoqiao Shipbuilding Company Limited, a corporation organized and existing under
47	the laws of the People’s Republic of China, having its registered office at 3001 Zhouhai Road, Pudong New District,
48	Shanghai 200137, the People’s Republic of China.
49
50	“Construction Seller’s Bank” means an account (state details of bank account) at the Builder’s Bank.
51
52	Bank Name:
53	Branch Name:
54	Bank Address:
55	Account name:

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56	Account Number:
57	Swift Code:
58	Intermediary Bank.
59	Swift Code:
60
61	“Building Contract” means the ship building contract dated 7 March 2023 (as amended by Addendum no.1 dated
62	7 March 2023) made between the Construction Seller and the Sellers as buyer.
63
64	“Buyer’s Bank” means Nishi-Nippon City Bank Ltd.

65	“Buyers’ Nominated Flag State” means Marshall or Liberia flag

66	“Class” means the class notation referred to above.

67	“Classification Society” means the Society referred to above.
68
69	“Charterers” means Charterers as defined in the BBCP.
70
71	“Construction Seller” means together (i) the Builder and (ii) China Shipbuilding Trading Company Limited, a
72	company incorporated and existing under the laws of the People’s Republic of China, having its registered office
73	at 56(Yi), Zhongguancun Nan Da Jie, Beijing 100044, the People’s Republic of China.
74
75	“Delivery Date” means that date on which the Vessel is delivered by the Sellers to the Buyers under this
76	Agreement.
77
78	~~“Deposit” shall have the meaning given in Clause (Deposit).~~

79	~~“Deposit Holder” means (state name and location οf Deposit Holder) οr, if left blank, the Sellers’ Bank, which~~
80	~~shall hold and release the Deposit in accordance with this Agreement.~~

81	“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered
82	letter, email or telefax.
83
84	“Net Finance Amount” means USD 44,250,000.00 (United States Dollars Forty-Four Million Two Hundred Fifty
85	Thousand).
86
87	“Owners” means Owners as defined in the BBCP.

88	“Parties” means the Sellers and the Buyers.

89	“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).

90	“Sellers’ Account” means an account (state details of bank account) at the Sellers’ Bank.
91
92	Bank Name: XXX
93	Branch Name: XXX
94	Bank Address: XXX
95	Account name: XXX
96	Account Number: XXX
97	USD IBAN: XXX
98	Swift Code: XXX
99	Intermediary Bank: XXX
100	Swift Code: XXX
101
102	“Sellers’ Bank” means
103
104	1. Purchase Price

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105
106		The Purchase Price is USD 44,250,000.00 (~~state currency and amount both in words and figures)~~ (United
107		States Dollars Forty-Four Million Two Hundred Fifty Thousand).
108
109	2.	Deposit (clause not applicable)
110
111		~~As security for the correct fulfilment of this Agreement the Buyers-shall lodge a deposit of % (percent) or~~
112		~~if left blank,10% (ten per cent),of the Purchase Price (the “ Deposit) in an interest bearing account for the~~
113		~~Parties with the Deposit Holder within three (3) Banking Days after the date that:~~
114
115		~~(i) this Agreement has been signed by the Parties and exchanged in original or by e-mail οr telefax; and~~
116
117		~~(ii) the Deposit Holder has confirmed in writing to the Parties that the accοunt has been opened:~~
118
119		~~The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any,~~
120		~~shall be credited to the Buyers: Any fee charged for holding and releasing the Deposit shall be borne~~
121		~~equally by the Parties, The Parties shall provide to the Deposit Holder all necessary documentation to open~~
122		~~end maintain the account without delay:~~
123
124	3.	Payment
125
126		Please see Additional Clause 22 (Payment).
127
128		~~On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of Readiness~~
129		~~has been given in accordance with Clause 5 (Time and place of delivery and notices)~~
130
131		~~(i)the Deposit shall be released to the Sellers; and~~
132
133		~~(ii)the balance of The Purchase Price (less Charterers’ Down Payment as per BBCP clause 49) and all other~~
134		~~sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank~~
135		~~charges to the Sellers’ Account Purchase Price shall be paid into a suspense account with the Sellers’ Bank~~
136		~~with conditional payment method set out in a MT 199 SWIFT message not later than two (2) Banking Days~~
137		~~prior to Delivery with Irrevocable and unconditional instruction to be released to Sellers upon presentation of~~
138		~~a fixed copy of the Protocol of Delivery and Acceptance signed by both the Sellers and the Buyers.~~
139		~~and all other sums payable on delivery by the Buyers to the Sellers under this Ageement shall be paid in full~~
140		~~free of bank charges to the Sellers Account,~~
141
142	4.	Inspection
143
144		The Buyers confirm that prior to the date of this Agreement they have received (i) a copy of the Building
145		Contract, (ii) full specifications and drawings (including makers list), (iii) up-to-date photographs of the Vessel
146		and (iv) any other information which they requested to enable the Buyers and their advisors to assess the
147		condition of the Vessel, and the Buyers confirm that they hereby accept the technical condition of the Vessel.
148		Therefore,
149
150	~~(a)*~~ 	~~The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also~~
151		~~inspected the Vessel at/in (state place) on (state date) and have accepted the Vessel~~
152		~~following this inspection and~~ the sale is outright and definite, subject only to the terms and conditions of this
153		Agreement.
154
155	~~(b)*~~ 	~~(i) The Buyers shall have the right to inspect the Vessel’s classificatiοn records and declare whether same~~
156		~~are accepted or not within (state date/period).~~
157
158		~~(ii) The Sellers shall make the Vessel available for inspection at/in (state place/range) within~~
159		~~(state date/period):~~
160

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161		~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause~~
162		~~undue delay they shall compensate the Sellers for the losses thereby incurred~~
163
164		~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~
165
166		~~During the inspection the Vessel’s deck and engine log books shall be made available for examination by~~
167		~~the Buyers.~~
168
169		~~The sale shall become outright and definite subject only to the terms and conditions of this Agreement;~~
170		~~provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy~~
171		~~two (72) hours after completion of such inspection or after the date/last day of the period stated in Clause~~
172		~~4(b)(ii), whichever is earlier:~~
173
174		~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of the Vessel’s~~
175		~~classification records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together~~
176		~~with Interest earned if any shall be released-immediately to the Buyers, whereafter this Agreement shall be~~
177		~~null and void.~~
178
179		~~*4(a) and 4(b) are alternatives; delete whichever is not applicable in the absence of deletiοns alternative~~
180		~~4(a) shall apply.~~
181
182	5.	Time and place of delivery and notices
183
184	(a)	The Vessel shall be delivered and taken over as is where is safely afloat alongside a quay or pier ~~at a safe~~
185		~~and accessible berth or anchorage~~ at the shipyard of the Builder in the Sellers’ option.
186
187		Expected time of delivery: the expected date of delivery of the Vessel under the Building Contrac~~t Notice of~~
188		~~Readiness shall not be tendered before: XX XXX 2025~~
189
190		Cancelling Date (see Clauses 5(d) ~~6(a)(i), and 14~~): 30 April 2026
191
192	(b)	The Sellers shall keep the Buyers well informed with regards to the actual delivery date of the Vessel ~~of the~~
193		~~Vessel’s itinerary~~ and shall provide the Buyers with twenty (20), fifteen (15), seven (7) and three (3) ~~and~~
194		~~three (3)~~ days’ approximate notice and ~~three (3)~~ two (2) Banking Days’ definite notice of the date of delivery.
195		~~Timing of delivery to be mutually agreed by Sellers and Buyers.~~
196		When the Vessel is ~~at the place of delivery and~~ physically ready for delivery in accordance with this
197		Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
198
199		The Buyers hereby confirm that, in accordance with the terms and conditions provided herein, the delivery
200		of the Vessel by the Sellers under this Agreement will take place simultaneously with the delivery of the
201		Vessel to the Sellers under the Building Contract.
202
203	6.	Divers Inspection / Drydocking (clause not applicable)
204
205	~~(a)*~~ 	~~(i) The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a~~
206		~~diver approved by the Classification Society prior to the delivery of the Vessel. Such option shall be~~
207		~~declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the~~
208		~~Sellers pursuant to Clause 5(b) of this Agreement. The Sellers shall at their cost and expense make the~~
209		~~Vessel available for such inspection. This inspection shall be carried out without undue delay and in the~~
210		~~presence of a Classification Society surveyor arranged for by the Sellers and paid for by the Buyers. The~~
211		~~Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer(s) only~~
212		~~without interfering with the work or decisions of the Classification Society surveyor. The extent of the~~
213		~~inspection and the conditions under which it is performed shall be to the satisfaction of the Classification~~
214		~~Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at their~~
215		~~cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in~~
216		~~which event the Cancelling Date shall be extended by the additional time required for such positioning and~~
217		~~the subsequent re-positioning. The Sellers may not tender Notice of Readiness prior to completion of the~~

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218		~~underwater inspection,~~
219
220		~~(ii) If the rudder propeller, bottom or other υnderwater parts below the deepest load line are found broken~~
221		~~damaged or defective so as to affect the Vessels class; then (1) unless repairs can be carried out afloat to~~
222		~~the satisfaction of the Classification Society; the Sellers shall arrange for the Vessel tο be drydocked at their~~
223		~~expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load~~
224		~~line, the extent of the inspection being in accordance with the Classification Society’s rules (2) such defects~~
225		~~shall be made good by the Sellers at their cost and expense to the satisfaction of the Classification Society~~
226		~~without condition/recommendation** and (3) the Sellers shall pay for the underwater inspection and the~~
227		~~Classification Seciety’s attendance.~~
228
229		~~Notwithstanding anything to the contrary in this Agreement, if the Classification Society do not require the~~
230		~~aforementioned defects to be rectified before the next class drydocking survey, the Sellers shall be entitled~~
231		~~to deliver the Vessel with these defects against a deduction from the Purchase Price of the estimated direct~~
232		~~cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classification Society,~~
233		~~whereafter the Buyers shall have no further rights whatsoever in respect of the defects and/or repairs. The~~
234		~~estimated direct cost of the repairs shall be the average of quotes for the repair work obtained from two~~
235		~~reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the~~
236		~~Parties within two (2) Banking Days from the date of the imposition of the condition/recommendation, unless~~
237		~~the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within the stipulated time~~
238		~~then the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair~~
239		~~costs. The Sellers may not tender Notice of Readiness prior to such estimate having been established.~~
240
241		~~(iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry docking facilities are~~
242		~~available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities~~
243		~~are available whether within or outside the delivery range as per clause 5(a). Once drydocking has taken~~
244		~~place the Sellers shall deliver the Vessel at a port with in the delivery range as per Clause 5(a) which shall,~~
245		~~for the purpose of this Clause, become the row port of delivery. In such event the Cancelling Date shall be~~
246		~~extended by the additional time required for the drydocking and extra steaming but limited to a maximum of~~
247		~~fourteen (14) days.~~
248
249	~~(b)*~~ 	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification~~
250		~~Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in-~~
251		~~accordance with the Classification Society’s rules. If the rudder, propeller, bottom or other underwater parts~~
252		~~below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such~~
253		~~defects shall be made good at the Sellers’ cost and expense to the satisfaction of the Classification Society~~
254		~~without condition/recommendation**. In such event the Sellers are also to pay for the costs and expenses in~~
255		~~connection with putting the Vessel in and taking her out of drydock-including the drydock dues and the~~
256		~~Classification Society’s fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft~~
257		~~system are condemned or found defective or broken so as to affect the Vessel’s class, In all other cases,~~
258		~~the Buyers shall pay the aforesaid costs and expenses due and fees.~~
259
260	~~(c)~~ 	~~If the Vessel is drydocked pursuant to Clause S(a)(ii) or G(b) above:~~
261
262		~~(i) The Classification Society may require survey of the tailshaft system, the extent of the survey being to the~~
263		~~satisfaction. of the Classification surveyor. If such survey is not required by the Classification Society, the~~
264		~~Buyers shall have the option to require the tailshaft to be drawn and surveyed by the Classification Society,~~
265		~~the extent of the survey being in accordance with the Classification Society’s rules for tailshaft survey and~~
266		~~consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they require~~
267		~~the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the~~
268		~~Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any~~
269		~~parts of the tailshaft system be condemned or found defective so as to affect the Vessel’s class, those parts~~
270		~~shall be renewed or made good at the Sellers cost and expense to the satisfaction of Classification Society~~
271		~~without condition/recommendation**~~
272
273		~~(ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by the Buyers~~
274		~~unless the Classification Society requires such survey to be carried out or if carts of the system are~~

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.

275		~~condemned or found defective or broken so as to affect the Vessel’s class; in which case the Sellers shall~~
276		~~pay these costs and expenses.~~
277
278		~~(iii)the Buyer’s reρresentative(s) shall have the right to be present in the drydock, as observer(s) only~~
279		~~without interfering with the work or decisions of the Classification Society surveyor.~~
280
281		~~(iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their~~
282		~~risk, cost and expense without interfering with the Sellers’ or the Classification Society surveyor’s work, if~~
283		~~any, and without affecting the Vessel’s timely delivery. If however, the Buyers’ work in drydock is still in~~
284		~~progress when the Sellers have completed the work which the Sellers are required to do, the additional~~
285		~~docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and expense. In the~~
286		~~event that the Buyers’ work requires such additional time, the Sellers may upon completion of the Sellers’~~
287		~~work tender Notice of Readiness for delivery whilst the Vessel is still drydock and, notwithstanding~~
288		~~Clause 5(a), the Buyers shall be obliged to take delivery in accordance with Clause 3 (Payment), whether the~~
289		~~Vessel is in dry dock or not.~~
290
291		~~*6(a) and 6(ab) are alternatives; delete whichever is not applicable in the absence of deletiοns, alternative~~
292		~~6(a) shall apply.~~
293
294		~~**Notes or memoranda, if any in the surveyor’s report which are accepted by the Classification Society~~
295		~~without condition/recommendation are not to be taken into account.~~
296
297	7.	Spares, bunkers and other items
298
299		The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore.
300		All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller
301		blade(s), if any, belonging to the Vessel at the time of Inspection delivery used or unused, whether on board
302		or not shall become remain the Buyers’ Seller’s property, ~~but-spares on order are excluded. Forwarding~~
303		~~charges; if any, shall be for the Buyers’ account. The-Sellers are not required to replace spare parts~~
304		~~including spare tail end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and~~
305		~~used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. Unused~~
306		~~stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.~~
307
308		~~Library and forms exclusively for use in the Sellers’ vessel(s) and-captain’s, officers’ and crew’s personal~~
309		~~belongings including the slop chest are excluded from the sale without compensation as well as the~~
310		~~following additional items: (include list)~~
311
312		~~Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale~~
313		~~without compensation: (include list)~~
314
315		Items on board at the time of ~~inspection~~ delivery which are on hire or owned by third parties, not listed
316		above, shall be ~~replaced or procured by~~ remain with the Sellers ~~prior to delivery at their cost and expense.~~
317		Any remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and
318		unopened drums shall remain the property of the Sellers and shall not form part of the sale.
319
320		~~The Buyers shall take over remaining bunkers and unused lubricating and hydraulic οils and greases in~~
321		~~storage tanks and unopened drums and pay either~~
322
323	~~(a)*~~ 	~~the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or~~
324
325	~~(b)*~~ 	~~the current net market price (excluding barging expenses) at the port and date of delivery of Vessel or, if~~
326		~~unavailable, at the nearest bunkering port,~~
327
328		~~for the quantities taken over.~~
329
330		~~Payment under this Clause shall be made at the same time and place and in the same currency as the~~
331		~~Purchase Prise:~~

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332
333		~~“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)~~
334		~~(inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be~~
335		~~the relevant date.~~
336
337		~~*(a) and (b) are alternatives; delete whichever is not applicable. In the absence of deletions alternative (a)~~
338		~~shall aρply.~~
339
340	8.	Documentation
341
342		The place of closing: Virtual closing or physically at the Builder, to be confirmed.
343
344		In exchange for payment of the Purchase Price, Sellers shall furnish the Buyers with delivery documents
345		reasonably required by the Buyers. These documents shall be listed in an addendum hereto, namely
346		“Addendum no 1: List of delivery documents”, and regarding such documents that are not available prior to
347		the closing, Sellers shall furnish the Buyers with the final draft of such documents no later than three (3)
348		Banking Days prior to the date of closing for the purpose of carrying out the closing smoothly.
349
350	~~(a)~~ 	~~In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following~~
351		~~delivery documents:~~
352
353		~~(i) Legal Bill(s) of Sale in a form recordable in the Βuyers’ Nominated Flag State, transferring title of the~~
354		~~Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens οr any other~~
355		~~debts whatsoever; duly notarially attested and legalized or apostilled, as required by the Buyers’ Nominated~~
356		~~Flag State;~~
357
358		~~(ii) Evidence that all necessary cοrporate, sharehοlder and οther action has been taken by the Sellers to~~
359		~~authorise the execution, delivery and perfοrmance of this Agreement;~~
360
361		~~(iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in~~
362		~~the performance of this Agreement; duly notarially attested and legalized or apostilled (as appropriate);~~
363
364		~~(iv) Certificate or Transcript of Registry issued by the competent authorities of the flag state on the date of~~
365		~~delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered~~
366		~~encumbrances and mortgages, tο be faxed or e-mailed by such authority to the closing meeting with the~~
367		~~original to be sent to the Buyers as soon as possible after delivery of the Vessel;~~
368
369		~~(v) Declaration of Class it (depending on the Classification-Society) a Class Maintenance Certificate issued~~
370		~~within three (3) Banking Days prior to delivery confirming that the Vessel is in Class free of~~
371		~~condition/recommendation;~~
372
373		~~(vi) Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion~~
374		~~appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a~~
375		~~matter of practice issue such dοcumentatiοn immediately, a written undertaking by the Sellers to effect~~
376		~~deletion from the Vessels registry forthwith and provide a certificate or other official evidence of deletion to~~
377		~~the Buyers promptly and latest within four(4) weeks after the Purchase Price has been paid end the Vessel~~
378		~~has been delivered;~~
379
380		~~(vii) A copy of the Vessel’s Cοntinuοus Synopsis Record certifying the date on which the Vessel ceased to~~
381		~~be registered with the Vessel’s registry, or, in the event that the registry does not as a matter of practice~~
382		~~issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this~~
383		~~certificate promptly upon it being issued together with evidence of submission by the Sellers of a duly~~
384		~~executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel’s registry;~~
385
386		~~(viii) Commercial Invoice for-the Vessel;~~
387
388		~~(ix) Commercial Invoice(s) for bunkers-lubricating and hydraulic oils and greases;~~

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389
390		~~(x) Α copy of the Sellers’ letter to their satellite cοmmunication provider cancelling the Vessel’s~~
391		~~communications contract which is to be sent immediately after delivery of the Vessel;~~
392
393		~~(xi) Any additional documents as may reasonably be required by the competent authorities of the Buyers’~~
394		~~Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any~~
395		~~such documents as soon as possible after the date of thisAgreement; and~~
396
397		~~(xii) The Sellers’ letter of confirmation that to the best of their knowledge; the Vessel is not black listed by~~
398		~~any nation or international organisation.~~
399
400	~~(b)~~	 ~~At the time of delivery the Buyers shall provide the Sellers with:~~
401
402		~~(i) Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to-~~
403		~~authorise the execution delivery and performance of this Αgreement; and~~
404
405		~~(ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in~~
406		~~authorise the execution delivery and performance of this Αgreement; and~~
407
408	~~(c)~~	 ~~If any of the documents listed in Sub clauses (a) and (b) above are not in the English language they shall be~~
409		~~accompanied by an English translation by an authorised translator or certified by a lawyer qualified to~~
410		~~practice in the country of the translated language.~~
411
412	~~(d)~~ 	~~The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in Sub~~
413		~~clause (a) and Sub clause (b) above for review and comment by the other party not later than (state number~~
414		~~of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified~~
415		~~by the Sellers pursuant to Clause 5(b) of this Agreement.~~
416
417	~~(e)~~ 	~~Concurrent with the exchange of documents in Sub clause (a) and Sub clause (b) above, the Sellers shall~~
418		~~also hand to the Buyers the classification certificate (s) as well as all plans, drawings and manuals,~~
419		~~(excluding ISM/SPS manuals), which are on board the Vessel. Other certificates which are on board the~~
420		~~Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case~~
421		~~the Buyers have the right to take copies.~~
422
423	~~(f)~~ 	~~Other technical documentation which may be in the Sellers’ possession shall promptly after delivery be~~
424		~~forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books~~
425		~~but the Buyers have the right to take copies of same.~~
426
427	(g)	~~The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date~~
428		~~and time of delivery of the Vessel from the Sellers to the Buyers.~~
429
430	9.	Encumbrances
431
432		The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances,
433		mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other
434		administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences
435		of claims made against the Vessel which have been incurred prior to the time of delivery.
436
437	10.	Taxes, fees and expenses
438
439		Any cost and fee for initial registration of title to the Vessel and legal documentation cost for documenting
440		the lease and security to be Charterer’s account; however such cost not to exceed USD15,000.
441		Any tonnages taxes for Owners’ flag and Charterers’ flag to be Charterers account.
442		~~Any taxes, fee and expenses in connection with the purchase and registration in the Buyers’ Nominated~~
443		~~Flag State shall be for the Buyers’ account, whereas similar charges in connection with the closing of the~~
444		~~Sellers’ register shall be for the Sellers’ account.~~
445

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446	11.	Condition of delivery
447
448		The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to
449		the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over
450		“as is where is” ~~she was~~ at the time of ~~inspection~~ delivery, ~~fair wear and tear excepted~~. The Vessel shall be
451		delivered to the Buyers only once she is in all respects ready in accordance with the Building Contract.
452
453		~~However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained~~
454		~~without conditiοn/recοmmendatiοn*, free of average damage affecting the Vessel’s class, and with her~~
455		~~classification certificates and national certificated as well as all other certificates the Vessel had at the time~~
456		~~of inspection, valid and unextended without condition/recommendation* by the Classification Society or the~~
457		~~relevant authorities at the time of delivery.~~
458
459		~~“Inspection” in this Clause 11, shall mean the Buyers’ inspection according tο Clauses 4(a) or 4(b)~~
460		~~(Inspections) if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be~~
461		~~the relevant date.~~
462
463		~~*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification Society~~
464		~~without condition/recοmmendatiοn are nοt to be taken into account.~~
465
466	12.	Name/markings (clause not applicable)
467
468		~~Upon delivery the Buyers Undertake to change the name of the Vessel and alter funnel markings.~~
469
470	13.	Buyers’ default
471
472		~~Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the right to~~
473		~~cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses~~
474		~~incurred together with interest.~~
475
476		Should the Purchase Price not be paid in accordance with Additional Clause ~~3~~22 (Payment), the Sellers
477		have the right to cancel this Agreement, and the Buyers shall make due compensation to the Sellers for
478		their direct and documented losses and expenses. ~~in which case the Deposit together with interest earned, if~~
479		~~and, shall be released to the Sellers. If the Deposit does not cover their loss, the-Sellers shall be entitled to~~
480		~~claim further compensation for their losses and for all expenses incurred together with interest.~~
481
482	14.	Sellers’ default
483
484		Should the Sellers fail to give ~~Notice of Readiness in accordance with Clause 5(b) or fail to be ready to~~
485		validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this
486		Agreement. To this purpose, the Sellers shall advise Buyers the relevant extension of the Cancelling Date
487		and request them to declare within three (3) Banking Days whether they accept such extension or cancel
488		this Agreement. Failure of the Buyers to reply to the said notice of the Sellers shall be deemed an
489		acceptance by the Buyers of the extension of the Cancelling Date as proposed by Sellers. ~~If after Notice of~~
490		~~Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically~~
491		~~ready or delivery and is not made physically ready again by the Cancelling Date and new Notice of~~
492		~~Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel~~
493		~~this Agreement the Deposit together with interest earned if any, shall be released to them immediately.~~
494
495		Should the Sellers fail to give Notice of Readiness by the Cancelling Date as may be extended or fail to be
496		ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers in
497		the amount of USD 30,000 plus any documented reasonable legal costs (if any) of the Buyers for the initial
498		registration of title to the Vessel and legal documentation cost for documenting the lease and security such
499		costs not to exceed USD15,000 for their loss and for all expenses together with interest if their failure is due
600		to proven negligence and whether or not the Buyers cancel this Agreement.
501
502		If the Building Contract is cancelled, rescinded or otherwise terminated for any reason whatsoever or the

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503		Vessel is not delivered by the Construction Seller to the Sellers under the Building Contract or is rejected by
504		the Sellers for any reason whatsoever, then the Sellers shall give written notice thereof to the Buyers and
505		upon Buyers’ receipt of such notice, this Agreement shall cease to have effect without any liability on the
506		parties hereto and the parties shall be released from all obligations, liabilities and responsibilities hereunder,
507		save for the obligation of the Sellers to pay to the Buyers a termination fee in the sum of USD30,000 plus any
508		documented reasonable legal costs (if any) of the Buyers for the initial registration of title to the Vessel and
509		legal documentation cost for documenting the lease and security such costs not to exceed USD15,000.
510
511		The Sellers shall be entitled to terminate this Agreement at any time before the date of delivery of the Vessel
512		under the Building Contract by a 180 calendar days’ written notice to the Buyers, whereupon this Agreement
513		shall cease to have effect without any liability on the parties hereto and the parties shall be released from all
514		obligations, liabilities and responsibilities hereunder, save for the obligation of the Sellers to pay to the Buyers
515		a termination fee in the sum of USD30,000 plus any documented reasonable legal costs (if any) of the Buyers
516		for the initial registration of title to the Vessel and legal documentation cost for documenting the lease and
517		security such costs not to exceed USD 15,000
518
519	15.	Buyers’ representatives (clause not applicable)
520
521		~~After this Agreement has been signed by the Parties and the Deposit has been lodged, the Buyers have the~~
522		~~right to place two (2) representatives en beard the Vessel at their sole risk and expense.~~
523
524		~~These representatives are on board for the purpose of familiarization and in the capacity of observers only,~~
525		~~and they shall not interfere if any respect with the operation of the Vessel. The Buyers and the Buyers’~~
526		~~representatives shall sign the Sellers’ P&I Club’s standard letter of indemnity prior to their embarkation.~~
527
528	16.	Law and Arbitration
529
530	(a)*	This Agreement and all non contractual obligations arising out of or in connection with it shall be governed
531		by and construed in accordance with English law and any dispute arising out of or in connection with this
532		Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any
533		statutory modification or re- enactment thereof save to the extent necessary to give effect to the provisions
534		of this Clause.
535
536		The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
537		Terms current at the time when the arbitration proceedings are commenced.
538
539		The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its
540		arbitrator and send notice of such appointment in writing to the other party requiring the other party to
541		appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its
542		arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has
543		done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and
644		give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to
645		arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as
546		sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on
547		both Parties as if the sole arbitrator had been appointed by agreement.
548
549		In case where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall
550		be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration
551		proceedings are commenced.
552
553	~~(b)*~~	~~This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code~~
554		~~and the substantive law (not including the choice of law rules) of the state οf Νew Υork and any dispute~~
566		~~arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to~~
566		~~be appointed by each of the parties hereto, and the third by the two so chosen; their decision οr that οf any~~
567		~~two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an~~
558		~~award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the~~
559		~~rules of the Society of Maritime Arbitrators, inc~~

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560
561		~~in cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall~~
562		~~be cοndυcted in accοrdance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators,~~
563		~~inc~~
564
565	~~(C)~~	 ~~This Agreement shall be governed by and construed in accordance with the laws of (state place)~~
566		~~and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at (state~~
567		~~place), subject to the procedures applicable there.~~
568
569		*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of deletions,
570		alternative 16(a) shall apply.
571
572	17.	Notices
573
574		All notices to be provided under this Agreement shall be in writing.
575
576		Contact details for recipients of notices are as follows:
577
578		For the Buyers:
579		Kenzan Kaiun Co., Limited
580		1276-1, Ko, Go, Namikata-cho, Imabari City, Ehime pref, Japan
581		Email:
582		Attention: Yutaka Yano
583
584		Azalea Line., S.A.
585		Paseo del Mar and Pacific Avenues, costa del Este, MMG Tower, 23rd floor,
586		Panama City, Republic of Panama
587		Email:
588		Attention: Yutaka Yano
589
590
591		For the Sellers:
592		Nakaza Shipping Company Inc.
593		c/o Unitized Ocean Transport Limited
594		373 Syngrou Ave. & 2-4 Ymittou str.,
595		17564, Palaio Faliro, Athens,
596		Greece
597	Email:
598	Attention:	Mr. Andreas Nikolaos Michalopoulos
599
600		Any notice, request or other communication sent to the Sellers by Kenzan Kaiun Co., Limited or Azalea Line
601		S.A. shall be deemed as having been sent by both Kenzan Kaiun Co., Limited and Azalea Line, S.A. Any
602		notice, request or other communication sent by the Sellers to Kenzan Kaiun Co., Limited or Azalea Line, S.A.
603		shall be deemed as having been sent to both Kenzan Kaiun Co., Limited and Azalea Line, S.A.
604
605	18.	Entire Agreement
606
607		The terms of this Agreement and the terms of the BBCP comprise the entire agreement between the Buyers
608		and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements
609		whether oral or written between the Buyers and the Sellers in relation hereto.
610		~~The written terms of this Agreement comprise the entire agreement between the Buyers and the Sellers in~~
611		~~relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or~~
612		~~written between the Parties in relation thereto.~~
613
614		~~Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no~~
615		~~right or remedy in respect of any statement, representation, assurance or warranty (whether or not made~~
616		~~negligently) other than as is expressly set out in this Agreement.~~

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.

617
618		~~Any terms Implied into this Agreement by any applicable statute or law are hereby excluded to the extent~~
619		~~that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.~~
620
621	19.	Delivery under BBCP
622
623		The Buyers (as Owners) and the Sellers (as Charterers) have entered into the BBCP whereby the Vessel is
624		to be chartered on delivery for such period and on such terms and conditions more particularly described in
625		the BBCP. The Parties acknowledge that the Sellers’ obligation to sell and the Buyers’ obligation to
626		purchase the Vessel under this Agreement is conditional upon the delivery of the Vessel under and pursuant
627		to the MOA and the simultaneous delivery of the Vessel by the Buyers (as Owners) to the Sellers (as
628		Charterers) under the BBCP. If any event occurs before delivery of the Vessel under this Agreement that
629		renders the MOA or the BBCP null and void or to be terminated for any reason whatsoever, this Agreement
630		shall be null and void and each Party shall be discharged and released from any and all of its respective
631		obligations under this Agreement.
632
633	20.	Assignment
634
635		Neither party shall be entitled to assign or transfer its rights under this Agreement without the prior written
636		consent of the other.
637
638	21.	Sanctions
639
640	(a)	In this Agreement, the following provisions shall apply where any applicable sanction, prohibition or
641		restriction is imposed on any specified persons, entities or bodies including the designation of any specified
642		vessels or fleets under United Nations Resolutions or trade or economic applicable sanctions, laws or
643		regulations of the European Union or United States of America or the United Kingdom or Japan.
644
645	(b)	The Sellers hereby warrant that at the date of entering into this Agreement and continuing until the Vessel
646		has been delivered from the Sellers to the Buyers in accordance with this Agreement:
647
648		(i) none of the Sellers, their directors, officers, and employees is subject to any of the sanctions,
649		prohibitions, restrictions or designation referred to in sub-clause (a);
650
651		(ii) the Sellers are selling as principals and not as agent, trustee or nominee of any person with whom 652
652		transactions are prohibited or restricted under sub-clause (a);
653
654		(iii) the Vessel is not a designated vessel under any of the sanctions, prohibitions, restrictions or designation
655		referred to in sub-clause (a);
656
657	(c)	The Buyers hereby warrant that at the date of entering into this Agreement and continuing until the Vessel
658		has been delivered from the Sellers to the Buyers in accordance with this Agreement:
659
660		(i) none of the Buyers, their directors, officers, employees and agents is subject to any of the sanctions,
661		prohibitions, restrictions or designation referred to in sub-clause (a);
662
663		(ii) the Buyers are purchasing as principals and not as agent, trustee or nominee of any person with whom
664		transactions are prohibited or restricted under sub-clause (a).
665
666		(iii) The Buyers warrant that the proceeds of the Purchase Price have not been derived from any activities
667		which are in breach of sanctions or from a person or entity subject to or targeted by sanctions.
668
669	22.	Payment
670
671	(a)	At least two (2) Banking days (Japan time) prior to the scheduled Delivery Date, the balance of the Net
672		Finance Amount (“USD 44,250,090”) shall be remitted to the account of the Sellers, or the Construction
673		Seller as the case may be, as notified in writing by the Sellers to the Buyers. The method of payment the

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.

674		Net Finance Amount shall be agreed between the Buyers, Sellers, Sellers’ Bank and Buyer’s Bank, or as
675		the case may be the Builder’s bank, by using corresponding MT199 SWIFT with quadripartite agreement or
676		a similar mutually agreed method (e.g. an Escrow Agreement with an international law firm acting as
677		Escrow Agent on behalf of Buyers and Sellers, in which case the Escrow Agent’s costs not to exceed USD
678		10,000 and to be split 50/50 between the Seller and the Buyer).
679
680	(b)	The Sellers shall provide remittance request to the Buyers prior to five (5) banking days before the
681		scheduled delivery date. The Buyers to request their financier to remit the fund only after the remittance
682		notice has been received.
683
684	(c)	In case of using a suspense account or Escrow Account, the Buyers shall remit the Net Finance Amount two
685		(2) Banking days prior to the scheduled Delivery Date and such fund to be released only by instruction from
686		the Buyers after confirming Protocol of Delivery and Acceptance has been signed by the Sellers and
687		Buyers.
688
689	(d)	USD 44,250,000* (1 month CME TERM SOFR at the time of remittance + 2.0%)/360) per day (the
690		“Remittance Interest Cost”) from the day of remittance of the fund till the actual Delivery Date to be covered
691		by Sellers/Charterers.
692
693		Any charge from the Buyers’ Bank including intermediate bank(s), if any, incurred for remitting shall be for
694		Buyers account.
695
696		Any fees including “holding/lifting” charges requested by the Sellers’ Bank including intermediate bank(s),
697		shall be for Sellers’ account.
698
699		Any fees including holding/lifting charges requested by the Builders’ Bank including intermediate bank(s),
700		shall be for Sellers’ account.
701
702
703	23.	Warranty of Quality
704		On the delivery of the Vessel under this Agreement, the Sellers undertake to assign to the Buyers all their
705		rights, interest and title under the relevant article of the Building Contract dealing with the Vessel’s so called
706		warranty of quality, such assignment being subject to the consent of the Construction Seller.
707
708	24.	Obligations of the Buyers
709		Kenzan Kaiun Co., Limited and Azalea Line, S.A. are jointly and severally liable for the due performance of
710		all of the obligations of the Buyers under this Agreement and each is jointly and severally liable for the
711		obligations of the other.
712
713
714	25.	Counterparts
715
716		This Agreement may be executed in any number of counterparts and any single counterpart or set of
717		counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original
718		agreement for all purposes.

Kenzan Kaiun Co., Limited Signature (Buyers)	Nakaza Shipping Company Inc.
Signature (Sellers)

/s/ Yutaka Yano	/s/ Andreas Nikolaos Michalopoulos
Name: Yutaka Yano	Name: Andreas Nikolaos Michalopoulos
Title: Director	Title: Director/Chief Executive Officer

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.

Azalea Line, S.A.	719
Signature (Buyers)

/s/ Yutaka Yano
Name: Yutaka Yano
Title: Director/President

Yano Kaiun Co., Ltd.	Performance Shipping Inc.
Signature (Guarantor)	Signature (Guarantor)

/s/ Yutaka Yano	/s/ Andreas Nikolaos Michalopoulos
Name: Yutaka Yano	Name: Andreas Nikolaos Michalopoulos
Title: Director/Representative Director	Title: Director

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.